Exhibit 99.1

Porch Group Announces $333 Million Convertible Notes Financing

Reduces Medium Term Debt Maturity With Repurchase of $200 Million Principal Amount of Existing Notes

SEATTLE, April 17, 2023 (GLOBAL NEWSWIRE) – Porch Group, Inc. (“Porch Group,” “Porch” or “the Company”) (NASDAQ: PRCH), a leading vertical software company reinventing the home services and insurance industries, today announced the pricing of a private offering of $333 million aggregate principal amount of its 6.75% Senior Secured Convertible Notes due 2028 (the “New Notes”) in a private placement transaction, and a concurrent privately negotiated repurchase of $200 million aggregate principal amount of its 0.75% Convertible Senior Notes due 2026 (the “Existing Notes”). The New Notes offering and Existing Notes repurchase are expected to close concurrently on April 20, 2023, subject to customary closing conditions.

The New Notes will be convertible into cash, shares of common stock of the Company (“common stock”), or a combination of cash and shares of common stock at Porch’s election at an initial conversion rate of 39.9956 shares of common stock per $1,000 principal amount of the New Notes, which is equivalent to an initial conversion price of approximately $25.00 per share.

Porch intends to use the net proceeds from the New Notes offering to repurchase $200 million of the Existing Notes and to fund the repayment of a $10 million senior secured term loan of a Porch Group subsidiary, in each case plus accrued and unpaid interest thereon and related fees and expenses, and use the remainder of the net proceeds for general corporate purposes.

Following the closing of this transaction, Porch Group will hold:

●	$225 million aggregate principal amount of the unsecured Existing Notes due 2026
●	$333 million aggregate principal amount of secured New Notes due 2028

The transaction is additionally expected to result in approximately $100 million of additional cash to Porch Group, net of the debt repayments described above and payment of related fees and expenses.

“This transaction will allow us to reduce our medium-term debt maturity from $425 million to $225 million, while delivering additional liquidity to the business, all while minimizing dilution by maintaining a $25 per share conversion price,” said Shawn Tabak, Porch Group CFO.

The New Notes will be senior secured obligations of the Company, will accrue interest at a rate of 6.75%, payable semi-annually in arrears on April 1 and October 1 of each year, beginning on October 1, 2023, and will be initially issued at 95.0% of par value. The New Notes will mature on October 1, 2028, unless earlier repurchased, redeemed or converted.   Prior to the close of business on the business day immediately preceding July 1, 2028, the New Notes will be convertible at the option of the holders only upon the satisfaction of certain conditions and during certain periods. Thereafter, until the close of business on the second scheduled trading day immediately preceding the maturity date, the New Notes will be convertible at the option of the holders at any time regardless of these conditions.

The New Notes will be issued in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and, along with the shares of common stock issuable upon conversion of the New Notes, will not be registered under the Securities Act or applicable state securities laws. Accordingly, the New Notes and the shares of common stock issuable upon conversion of the New Notes, if any, may not be offered, sold, pledged or otherwise transferred except to a qualified institutional buyer (within the meaning of Rule 144A under the Securities Act) pursuant to an effective Securities Act registration statement or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

Oppenheimer & Co Inc. served as exclusive placement agent for the New Notes. Sidley Austin LLP acted as legal advisor to Porch Group.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy the New Notes, or any other securities, and will not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

About Porch Group

Seattle-based Porch Group, the vertical software platform for the home, provides software and services to approximately 30,900 home services companies, such as home inspectors, moving companies, loan officers, title companies, real estate agencies, utility companies, and warranty companies. Through these relationships and its multiple brands, Porch Group provides a moving concierge service to homebuyers, helping them save time and make better decisions on critical services, including insurance, warranty, moving, security, TV/internet, home repair and improvement, and more.

Forward-Looking Statements

Certain statements in this release may be considered “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995.  Forward-looking statements generally relate to future events or Porch Group’s future financial or operating performance. For example, statements regarding the closing of the New Notes offering and the timing and use of net proceeds therefrom (including the concurrent Existing Notes repurchase), and other statements herein of management's beliefs, intentions or goals are forward-looking statements.  In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “potential,” “target,” or “continue,” or the negatives of these terms or variations of them or similar terminology.  Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements.

These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Porch and its management at the time they are made, are inherently uncertain.  Factors that may cause actual results to differ materially from current expectations include, but are not limited to:  risks related to the New Notes offering and concurrent Existing Notes repurchase, including the effect of the capital markets on the New Notes offering and concurrent Existing Notes repurchase and our ability to satisfy the closing conditions to the New Notes offering and concurrent Existing Notes repurchase, and other risks and uncertainties described in the “Risk Factors” section of Porch’s most recent Annual Report on Form 10-K for the year ended December 31, 2022 and subsequent reports filed with the Securities and Exchange Commission (the “SEC”), all of which are available on the SEC’s website at www.sec.gov.

Nothing in this release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date of this release. Unless specifically indicated otherwise, the forward-looking statements in this release do not reflect the potential impact of any divestitures, mergers, acquisitions, or other business combinations that have not been completed as of the date of this release. Porch Group does not undertake any duty to update these forward-looking statements, whether as a result of changed circumstances, new information, future events or otherwise, except as may be required by law.

Investor Relations Contact:

Lois Perkins, Head of Investor Relations
Porch Group
loisperkins@porch.com